Exhibit 99.1

MSCI Inc. Reports First Quarter 2011 Financial Results

New York – May 5, 2011 – MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the first quarter ended March 31, 2011. For comparative purposes, selected results excluding the impact of acquisitions are presented, as are pro forma results as if MSCI had acquired RiskMetrics Group, Inc. (“RiskMetrics”) on December 1, 2009. In December 2010, MSCI changed its fiscal year end from November 30 to December 31 of each year, effective with the calendar year reporting cycle beginning January 1, 2011.

(Note: Percentage changes are referenced to the comparable period in fiscal year 2010, unless otherwise noted.)

•	Operating revenues increased 83.5% to $223.3 million in first quarter 2011. Compared to pro forma 2010, revenues grew by 12.7%.

•	Net income increased by 21.8% to $33.5 million in first quarter 2011. Compared to pro forma 2010, net income grew by 17.5%.

•
Adjusted EBITDA (defined below) grew by 76.3% to $104.5 million. Compared to pro forma first quarter 2010, Adjusted EBITDA grew by 23.6%. Compared to pro forma first quarter 2010, Adjusted EBITDA margin expanded to 46.8% from 42.6%.

•	Diluted EPS for first quarter 2011 rose 3.8% to $0.27 from $0.26.

•	First quarter 2011 Adjusted EPS (defined below) rose 38.7% to $0.43 from $0.31.

Henry A. Fernandez, Chairman and CEO, said, “MSCI had a strong start to 2011, delivering double digit top and bottom-line growth. Our pro forma revenues grew by 12.7% and our pro forma adjusted EBITDA grew by 23.6%.

“MSCI continued to benefit from strong demand for our equity indices and risk management analytics products and services, as evidenced by double digit annual increases in sales of both product lines. Our run rate grew 4.9% sequentially and 14.7% versus the pro forma calendar first quarter of 2010,” added Mr. Fernandez.

Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from
	March 31,	February 28,	February 28,
In thousands, except per share data	2011	2010	2010
Operating revenues	$223,298	$121,680	83.5%
Operating expenses	147,869	74,423	98.7%
Net income	33,521	27,518	21.8%
% Margin	15.0%	22.6
Diluted EPS	$0.27	$0.26	3.8%

Adjusted EPS1	$0.43	$0.31	38.7%

Adjusted EBITDA2	$104,475	$59,249	76.3%
% Margin	46.8%	48.7

1 Per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, restructuring costs, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment expenses.  See Table 15  titled "Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

2 Net Income before interest income, interest expense, other expense (income), provision for income taxes, depreciation, amortization, non-recurring stock-based compensation, restructuring costs, and third party transaction expenses associated with the acquisition of RiskMetrics.  See Table 13  titled "Reconciliation of Adjusted EBITDA to Net Income" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

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Summary of Results for First Quarter 2011 compared to First Quarter 2010

Operating Revenues – See Table 4

Total operating revenues for the three months ended March 31, 2011 (first quarter 2011) increased $101.6 million, or 83.5%, to $223.3 million compared to $121.7 million for the three months ended February 28, 2010 (first quarter 2010). The biggest driver of revenue growth was the acquisition of RiskMetrics, which closed on June 1, 2010 and contributed revenues of $78.0 million in the first quarter. Total subscription revenues rose $82.4 million, or 87.5%, to $176.7 million while asset-based fees increased $8.7 million, or 34.7%, to $33.6 million. Non-recurring revenues, which include $4.3 million of non-recurring asset-based fees, increased $10.5 million to $13.0 million.

Excluding the impact of the acquisitions of RiskMetrics and Measurisk (an acquisition completed on July 30, 2010), total operating revenues grew by $20.5 million, or 16.8%, to $142.2 million. Subscription revenues grew $7.9 million, or 8.3%, to $102.1 million in first quarter 2011. Non-recurring revenues increased $4.0 million to $6.4 million, driven by non-recurring asset-based fees.

By segment, Performance and Risk revenues rose $70.4 million, or 57.8%, to $192.0 million. The Performance and Risk segment is comprised of index and ESG (defined below) products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenues for the Governance segment were $31.3 million.

Index and ESG products: Our index and ESG products primarily consist of index subscriptions, equity index asset based fee products and environmental, social and governance (“ESG”) products. Revenues related to index and ESG products increased $24.9 million, or 33.1%, to $100.0 million. Index and ESG subscription revenue grew by $11.9 million, or 23.8%, to $62.2 million, with $4.4 million of that coming from the addition of ESG products resulting from the acquisition of RiskMetrics. Also included in the index and ESG revenues were $5.9 million of non-recurring revenues, which rose $3.5 million largely as the result of an increase of $4.3 million of non-recurring asset-based fees.

Revenues attributable to equity index asset based fees rose $12.9 million, or 51.8%, to $37.9 million. Asset-based fees also include $4.3 million of non-recurring revenue in first quarter 2011. Recurring asset-based fees rose $8.7 million, or 34.7%, to $33.6 million. The increase in recurring asset-based fees was driven primarily by an increase in ETF asset-based fees.

The average value of assets in ETFs linked to MSCI equity indices increased 41.1% to $337.6 billion for first quarter 2011 compared to $239.3 billion for the three months ended February 28, 2010. As of March 31, 2011, the value of assets in ETFs linked to MSCI equity indices was $350.1 billion, representing an increase of 49.9% from $233.5 billion as of February 28, 2010 and $16.8 billion, or 5.0%, from $333.3 billion as of December 31, 2010. We estimate that the $16.8 billion sequential increase in first quarter 2011 was attributable to $10.1 billion of net asset appreciation and cash inflows of $6.7 billion.

The three MSCI indices with the largest amount of ETF assets linked to them as of March 31, 2011 were the MSCI Emerging Markets, EAFE (an index of stocks in developed markets outside North America) and U.S. Broad Market indices. The assets linked to these indices were $102.1 billion, $45.4 billion, and $19.5 billion, respectively.

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Risk management analytics: Our risk management analytics products offer a consistent risk assessment framework for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies and asset valuation models. Revenues related to risk management analytics increased $48.0 million, or 442.1%, to $58.9 million. The acquisitions of RiskMetrics and Measurisk added $45.5 million, or 419.0%, to growth in the first quarter. Excluding the impact of the acquisitions, risk management analytics revenues grew by $2.5 million, or 23.1%.

Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics decreased by $2.2 million, or 6.9%, to $29.3 million.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications which help users value and model physical assets and derivatives across a number of market segments including energy and commodity assets. Revenues from energy and commodity analytics products declined by $0.3 million, or 7.7%, to $3.9 million.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for asset owners and asset managers as well as governance advisory and compensation services for corporations. It also includes forensic accounting research as well as class action monitoring and claims filing services to aid institutional investors in the recovery of funds from securities litigation, all of which were acquired as part of our acquisition of RiskMetrics. Governance revenues were $31.3 million in first quarter 2011, including $5.5 million of non-recurring revenues.

Operating Expenses – See Table 5

Total operating expense increased $73.4 million, or 98.7%, to $147.9 million in first quarter 2011 compared to first quarter 2010. The increase is due mainly to the acquisition of RiskMetrics. Restructuring costs related to the ongoing integration of RiskMetrics contributed $4.4 million to operating expenses.

Compensation costs: Total compensation costs rose $43.7 million, or 97.0%, to $88.7 million in first quarter 2011. Excluding non-recurring stock-based compensation expense of $2.8 million, total compensation costs rose $42.9 million, or 99.9%, to $85.9 million.

Non-recurring stock-based compensation expenses for first quarter 2011 consisted of $1.0 million related to the founders grants awarded to certain employees at the time of MSCI’s initial public offering (“IPO”) and $1.8 million related to the performance awards granted to certain employees in connection with the acquisition of RiskMetrics. The aggregate value of the performance awards of approximately $15.9 million is being amortized through 2012 and the aggregate value of the founders grant of approximately $68.0 million is being amortized through 2011. As a result of the vesting of portions of the founders grants, the related expense decreased $1.1 million, or 51.4%, to $1.0 million.

Non-compensation costs excluding depreciation and amortization: Total non-compensation operating expenses excluding depreciation and amortization, transaction costs associated with the acquisition of RiskMetrics and restructuring costs rose $13.5 million, or 69.1%, to $32.9 million in first quarter 2011. The acquisition of RiskMetrics was the biggest driver behind the increase.

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Cost of services: Total cost of services expenses rose by $40.9 million, or 139.7%, to $70.2 million. Within costs of services, compensation expenses increased by $29.8 million, or 133.4%, and non-compensation expenses increased by $11.1 million, or 160.1%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Selling, general and administrative expense (SG&A): Total SG&A expense rose $14.0 million, or 37.3%, to $51.4 million. Within SG&A, compensation expenses increased by $13.8 million, or 61.0%, and non-compensation expenses excluding transaction costs increased by $2.4 million, or 18.9%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Amortization of intangibles: Amortization of intangibles expense totaled $16.7 million compared to $4.3 million in first quarter 2010. The $12.4 million increase is associated with the acquisitions of RiskMetrics and Measurisk.

Adjusted EBITDA – See Table 13

Adjusted EBITDA, which excludes among other things the impact of non-recurring stock-based compensation and restructuring costs, was $104.5 million, an increase of $45.2 million, or 76.3%, from first quarter 2010. Adjusted EBITDA margin declined to 46.8% from 48.7% as a result of the dilutive impact of the acquisition of the lower margin RiskMetrics.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $35.7 million, or 60.3%, to $95.0 million from first quarter 2010. Adjusted EBITDA margin for this segment rose to 49.4% from 48.7% in first quarter 2010. Adjusted EBITDA for the Governance segment was $9.5 million and the Adjusted EBITDA margin was 30.4%.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Other Expense (Income), Net

Other expense (income), net for first quarter 2011 was $22.1 million, an increase of $18.7 million from first quarter 2010. Part of the increase results from $11.9 million of higher interest expense resulting from the increased levels of indebtedness incurred in connection with the acquisition of RiskMetrics. The remaining increase in other expense (income), net primarily reflects $6.4 million of expenses resulting from the repricing of our term loan facility and the concurrent repayment of $88.0 million of our pre-existing term loan.

On March 14, 2011, MSCI completed the repricing of its pre-existing term loan.  The repricing was effected through an amendment to MSCI’s credit agreement, which provided for the incurrence of a new senior secured loan with an aggregate principal amount of $1.125 billion. The proceeds from the new term loan, together with $88 million of cash on hand, were used to repay the existing $1.213 billion term loan facility in full.  The amendment resulted in a decrease of the applicable margin above LIBOR to 2.75% from 3.25% as well as a decrease in the LIBOR floor to 1.00% from 1.50%. MSCI also amended certain other covenants in its senior secured loan facility.

Provision for Income Taxes

The provision for income tax expense was $19.8 million for first quarter 2011, an increase of $3.5 million, or 21.5%, compared to $16.3 million for the same period in 2010. The effective tax rate was

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37.2% for first quarter 2011. The effective tax rate benefited from several discrete items that lowered the rate.  The effective tax rate for the first quarter of 2010 was also 37.2%.  Excluding the impact of transaction costs, the effective tax rate in the first quarter of 2010 was 36.0%. The effective tax rate in the first quarter of 2010 benefited from several discrete items that lowered the rate.

Net Income and Earnings per Share – See Table 15

Net income increased $6.0 million, or 21.8%, to $33.5 million for first quarter 2011. The net income margin decreased to 15.0% from 22.6% as a result of the impact of the acquisition of the lower margin RiskMetrics business as well as the additional amortization of intangibles, restructuring costs and higher interest expense related to the same acquisition. Diluted EPS increased 3.8% to $0.27.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, restructuring costs and debt repayment and refinancing expenses totaling $19.1 million, rose $19.1 million, or 56.8%, to $52.6 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, restructuring costs and debt repayment and refinancing expenses totaling $0.16, rose 38.7% to $0.43.

See table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Summary of Results for First Quarter 2011 compared to Pro Forma First Quarter 2010

Operating Revenues – See Table 7

Compared to pro forma first quarter 2010, total operating revenues increased $25.1 million, or 12.7%, to $223.3 million. By segment, Performance and Risk revenues rose $26.3 million, or 15.8%, to $192.0 million. Governance revenue trends are described further below. Subscription revenues rose by $11.6 million, or 7.0%, to $176.7 million. Asset-based fees increased $8.7 million, or 34.7%, to $33.6 million. Non-recurring revenues increased $4.9 million to $13.0 million, driven by $4.3 million of non-recurring asset-based fees.

Index and ESG products: Compared to pro forma first quarter 2010, total index and ESG revenues rose $20.4 million, or 25.5%, to $100.0 million. Index and ESG subscription revenues rose by $7.4 million, or 13.6%, to $62.2 million from $54.7 million. The strong growth was driven by higher revenues from MSCI’s core benchmark indices and higher usage fees. Revenues from asset-based fees increased $12.9 million, or 51.8%, to $37.9 million, compared to pro forma first quarter 2010.

Total index and ESG revenues also include $5.9 million of non-recurring revenues, up from $2.9 million in pro forma first quarter. The increase was driven primarily by an increase of $4.3 million of non-recurring asset-based fees.

Risk management analytics: Compared to pro forma first quarter 2010, risk management analytics revenues rose $8.4 million, or 16.7%, to $58.9 million, driven by growth in revenues from both BarraOne and RiskManager products. The acquisition of Measurisk contributed $3.1 million, or 6.2%, to growth in the first quarter.

Governance: Compared to pro forma first quarter 2010, governance revenues declined $1.1 million, or 3.5%, to $31.3 million. Revenues from institutional governance and forensic accounting services

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declined. Non-recurring governance revenues were $5.5 million in first quarter 2011 versus $4.4 million in the pro forma first quarter 2010.

The acquisition of RiskMetrics did not impact the revenues attributable to the asset-based fees sub-category of index and ESG products, portfolio management analytics and energy and commodity analytics and comparisons for these products are not presented. Comparisons to first quarter 2010 revenues are discussed in the Summary of Results for First Quarter 2011 compared to First Quarter 2010 above.

Operating Expenses – See Table 8

Compared to pro forma first quarter 2010, total operating expenses excluding restructuring costs rose $6.0 million to $143.4 million.

Compensation costs: Compared to pro forma first quarter 2010, compensation costs excluding non-recurring stock-based compensation expense rose $7.3 million, or 9.2%, to $85.9 million. Total non-recurring stock-based compensation expense rose by $0.7 million, or 35.9%, to $2.8 million.

Non-compensation costs excluding depreciation and amortization: Compared to pro forma first quarter 2010, total non-compensation costs excluding depreciation and amortization, transaction expenses related to the acquisition of RiskMetrics and restructuring costs decreased $2.1 million, or 5.9%, to $32.9 million, led by declines in market data expense, occupancy costs and travel and entertainment expenses.

Cost of services: Compared to pro forma first quarter 2010, total cost of services rose $4.6 million, or 7.0%, to $70.2 million. Compensation expenses excluding non-recurring stock-based compensation expense rose $2.9 million, or 6.1%, to $51.1 million. Non-compensation expenses rose by $1.2 million, or 7.2%, to $18.0 million, driven by higher market data and information technology expenses.

Selling, general and administrative expense (SG&A): Compared to pro forma first quarter 2010, total SG&A expense rose $1.3 million, or 2.7%, to $51.4 million. Within SG&A, compensation expenses excluding non-recurring stock-based compensation rose $4.3 million, or 14.2%, to $34.8 million. Non-compensation expenses fell $3.3 million, or 18.1%, to $14.9 million. The decrease in non-compensation expenses was driven by lower information technology expenses and lower taxes and license fees.

Adjusted EBITDA – See Table 14

Compared to pro forma first quarter 2010, Adjusted EBITDA increased $20.0 million, or 23.6%, to $104.5 million and the margin expanded to 46.8% from 42.6%. Performance and Risk segment Adjusted EBITDA grew by $19.1 million, or 25.1%, to $95.0 million and the margin increased to 49.4% from 45.8%. Governance Adjusted EBITDA rose by $0.9 million, or 10.7%, to $9.5 million and the margin increased to 30.4% from 26.5%.

Compared to pro forma first quarter 2010, net income increased $5.0 million, or 17.4%, to $33.5 million from $28.5 million.

See Table 14 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

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Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.'s senior management review first quarter 2011 results on Thursday, May 5, 2011 at 11:00 am Eastern Time. To listen to the live event, visit the investor relations section of MSCI's website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through May 19, 2011. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-800-642-1687 (passcode: 60691003) within the United States. International callers dial 1-706-645-9291 (passcode: 60691003).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices which include more than 145,000 daily indices covering more than 70 countries; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; MSCI environmental, social and governance research; FEA valuation models and risk management software for the energy and commodities markets; and CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

For further information on MSCI Inc. or our products please visit www.msci.com.

MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.866.447.7874

For media inquiries please contact:

Kenny Suarez | Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Kristy Fitzpatrick, MHP Communications, London	+ 44.20.3128.8100

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and

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unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on Form 10-K for the fiscal year ended November 30, 2010 and filed with the Securities and Exchange Commission (SEC) on January 31, 2011, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense, restructuring costs, and third party transaction costs related to the acquisition of RiskMetrics.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non-recurring stock-based compensation expenses, amortization of intangible assets, third party transaction costs related to the acquisition of RiskMetrics, restructuring costs, and the accelerated interest expense resulting from the termination of an interest rate swap and the accelerated amortization of deferred financing and debt discount costs (debt repayment expenses), as well as for any related tax effects.

We believe that adjustments related to transaction costs and debt repayment expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by one-time non-recurring stock-based compensation expenses and amortization of intangible assets. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

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Table 2: MSCI Inc. Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,	February 28,	November 30,
In thousands, except per share data	2011	2010	2010
Operating revenues	$223,298	$121,680	$213,318

Operating expenses
Cost of services	70,218	29,291	69,131
Selling, general and administrative	51,418	37,461	49,300
Restructuring costs	4,431	-	1,943
Amortization of intangible assets	16,692	4,278	16,694
Depreciation and amortization of property,
equipment, and leasehold improvements	5,110	3,393	5,530
Total operating expenses	$147,869	$74,423	$142,598

Operating income	75,429	47,257	70,720

Interest income	(143)	(408)	(128)
Interest expense	16,587	4,436	17,495
Other expense (income)	5,641	(608)	2,274
Other expense, net	$22,085	$3,420	$19,641

Income before income taxes	53,344	43,837	51,079

Provision for income taxes	19,823	16,319	20,813

Net income	$33,521	$27,518	$30,266

Earnings per basic common share	$0.28	$0.26	$0.25
Earnings per diluted common share	$0.27	$0.26	$0.25

Weighted average shares outstanding used
in computing earnings per share
Basic	120,282	105,235	119,309
Diluted	122,013	105,844	121,172

Table 3: MSCI Inc. Selected Balance Sheet Items (unaudited)

		As of
		March 31,	November 30,
In thousands		2011	2010
Cash and cash equivalents		$127,640	$226,575
Short-term investments		50,161	73,891
Trade receivables, net of allowances		185,714	147,662

Deferred revenue		$284,119	$271,300
Current maturities of long-term debt		10,329	54,916
Long-term debt, net of current maturities		1,109,284	1,207,881

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Table 4: First Quarter 2011 Operating Revenues by Product Category

	Three Months Ended			% Change from
	March 31,	February 28,	November 30,	February 28,	November 30,
In thousands	2011	2010	2010	2010	2010
Index and ESG products
Subscriptions	$62,159	$50,224	$61,143	23.8%	1.7%
Asset-based fees	37,869	24,946	30,045	51.8%	26.0%
Index and ESG products total	100,028	75,170	91,188	33.1%	9.7%
Risk management analytics	58,866	10,859	57,980	442.1%	1.5%
Portfolio management analytics	29,284	31,459	30,993	(6.9%)	(5.5%)
Energy and commodity analytics	3,870	4,192	4,871	(7.7%)	(20.5%)
Total Performance and Risk revenues	$192,048	$121,680	$185,032	57.8%	3.8%

Total Governance revenues	31,250	-	28,286	n/m	10.5%
Total operating revenues	$223,298	$121,680	$213,318	83.5%	4.7%

Subscriptions	$176,724	$94,276	$176,791	87.5%	(0.0%)
Asset-based fees	33,607	24,946	28,330	34.7%	18.6%
Non-recurring revenues	12,967	2,458	8,197	427.5%	58.2%
Total operating revenues	$223,298	$121,680	$213,318	83.5%	4.7%

Table 5: Additional First Quarter 2011 Operating Expense Detail

	Three Months Ended			% Change from
	March 31,	February 28,	November 30,	February 28,	November 30,
In thousands	2011	2010	2010	2010	2010
Cost of services
Compensation	$51,082	$21,685	$48,849	135.6%	4.6%
Non-Recurring Stock Based Comp	1,130	682	1,617	65.8%	(30.1%)
Total Compensation	$52,212	$22,367	$50,466	133.4%	3.5%
Non-Compensation	18,006	6,924	18,665	160.1%	(3.5%)
Total cost of services	$70,218	$29,291	$69,131	139.7%	1.6%
Selling, general and administrative
Compensation	34,805	21,270	29,508	63.6%	17.9%
Non-Recurring Stock Based Comp	1,683	1,389	2,410	21.2%	(30.2%)
Total Compensation	$36,488	$22,659	$31,918	61.0%	14.3%
Transaction expenses	-	2,250	-	n/m	n/m
Non-compensation excl. transaction expenses	14,930	12,552	17,382	18.9%	(14.1%)
Total selling, general and administrative	$51,418	$37,461	$49,300	37.3%	4.3%
Restructuring costs	4,431	-	1,943	n/m	128.0%
Amortization of intangible assets	16,692	4,278	16,694	290.2%	(0.0%)
Depreciation and amortization	5,110	3,393	5,530	50.6%	(7.6%)
Total operating expenses	$147,869	$74,423	$142,598	98.7%	3.7%

In thousands
Total non-recurring stock based comp	$2,813	$2,071	$4,027	35.8%	(30.1%)
Compensation excluding non-recurring comp	85,887	42,955	78,357	99.9%	9.6%
Transaction expenses	-	2,250	-	n/m	n/m
Non-compensation excluding transaction expenses	32,936	19,476	36,047	69.1%	(8.6%)
Restructuring charges	4,431	-	1,943	n/m	128.0%
Amortization of intangible assets	16,692	4,278	16,694	290.2%	(0.0%)
Depreciation and amortization	5,110	3,393	5,530	50.6%	(7.6%)
Total operating expenses	$147,869	$74,423	$142,598	98.7%	3.7%

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Table 6: Summary First Quarter 2011 Segment Information

	Three Months Ended			% Change from
	March 31,	February 28,	November 30,	February 28,	November 30,
In thousands	2011	2010	2010	2010	2010
Revenues:
Performance and Risk	$192,048	$121,680	$185,032	57.8%	3.8%
Governance	31,250	-	28,286	n/m	10.5%
Total Operating revenues	$223,298	$121,680	$213,318	83.5%	4.7%

Operating Income
Performance and Risk	72,646	47,257	67,743	53.7%	7.2%
Margin	37.8%	38.8%	36.6%
Governance	2,783	-	2,977	n/m	(6.5%)
Margin	8.9%		10.5%
Total Operating Income	$75,429	$47,257	$70,720	59.6%	6.7%
Margin	33.8%	38.8%	33.2%

Adjusted EBITDA
Performance and Risk	94,962	59,249	90,552	60.3%	4.9%
Margin	49.4%	48.7%	48.9%
Governance	9,513	-	8,362	n/m	13.8%
Margin	30.4%		29.6%
Total Adjusted EBITDA	$104,475	$59,249	$98,914	76.3%	5.6%
Margin	46.8%	48.7%	46.4%

Table 7: Pro Forma Operating Revenues by Product Category
			% Change from
	First Quarter		First Quarter
In thousands	2011	20101	2010
Index and ESG products
Subscriptions	$62,159	$54,730	13.6%
Asset-based fees	37,869	24,946	51.8%
Index and ESG products total	100,028	79,676	25.5%
Risk management analytics	58,866	50,449	16.7%
Portfolio management analytics	29,284	31,459	(6.9%)
Energy and commodity analytics	3,870	4,192	(7.7%)
Total Performance and Risk revenues	$192,048	$165,776	15.8%
Total Governance revenues	31,250	32,376	(3.5%)
Total operating revenues	$223,298	$198,152	12.7%
Subscriptions	$176,724	$165,132	7.0%
Asset-based fees	33,607	24,946	34.7%
Non-recurring revenues	12,967	8,074	60.6%
Total operating revenues	$223,298	$198,152	12.7%

1MSCI's first quarter ended February 28, 2010 and RiskMetrics' fourth quarter ended December 31, 2009

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Table 8: Pro Forma Operating Expense Detail

			% Change from
	First Quarter		First Quarter
In thousands	2011	20101	2010
Cost of services
Compensation	$51,082	$48,161	6.1%
Non-Recurring Stock Based Comp	1,130	682	65.8%
Total Compensation	$52,212	$48,843	6.9%
Non-compensation	18,006	16,795	7.2%
Total cost of services	$70,218	$65,638	7.0%
Selling, general and administrative
Compensation	34,805	30,473	14.2%
Non-Recurring Stock Based Comp	1,683	1,389	21.2%
Total Compensation	$36,488	$31,862	14.5%
Transaction expenses	-	-	-
Non-compensation excl. transaction expenses	14,930	18,223	(18.1%)
Total selling, general and administrative	$51,418	$50,085	2.7%
Restructuring costs	4,431	-	n/m
Amortization of intangible assets	16,692	16,180	3.2%
Depreciation and amortization	5,110	5,489	(6.9%)
Total operating expenses	$147,869	$137,392	7.6%

In thousands
Total non-recurring stock based comp	$2,813	$2,071	35.9%
Compensation excluding non-recurring comp	85,887	78,634	9.2%
Transaction expenses	-	-	-
Non-compensation excluding transaction expenses	32,936	35,018	(5.9%)
Restructuring charges	4,431	-	n/m
Amortization of intangible assets	16,692	16,180	3.2%
Depreciation and amortization	5,110	5,489	(6.9%)
Total operating expenses	$147,869	$137,392	7.6%

1MSCI's first quarter ended February 28, 2010 and RiskMetrics' fourth quarter ended December 31, 2009

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Table 9: Pro Forma Summary Segment
			% Change from
	First Quarter		First Quarter
In thousands	2011	20101	2010
Revenues:
Performance and Risk	$192,048	$165,776	15.8%
Governance	31,250	32,376	(3.5%)
Total Operating revenues	$223,298	$198,152	12.7%

Operating Income
Performance and Risk	72,646	56,533	28.5%
Margin	37.8%	34.1%
Governance	2,783	4,227	(34.2%)
Margin	8.9%	2.1%
Total Operating Income	$75,429	$60,760	24.1%
Margin	33.8%	30.7%

Adjusted EBITDA
Performance and Risk	94,962	75,910	25.1%
Margin	49.4%	45.8%
Governance	9,513	8,590	10.7%
Margin	30.4%	26.5%
Total Adjusted EBITDA	$104,475	$84,500	23.6%
Margin	46.8%	42.6%

1MSCI's first quarter ended February 28, 2010 and RiskMetrics' fourth quarter ended December 31, 2009

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Table 10: Key Operating Metrics1
	As of or For the Quarter Ended			% Change from
	March		December	March	December
Dollars in thousands	2011	2010	2010	2010	2010
Run Rates 2
Index and ESG products
Subscriptions	$247,870	$212,572	$236,157	16.6%	5.0%
Asset-based fees	134,257	100,254	117,866	33.9%	13.9%
Index and ESG products total	382,127	312,826	354,023	22.2%	7.9%
Risk management analytics	243,853	196,523	233,504	24.1%	4.4%
Portfolio management analytics	116,839	121,530	115,158	(3.9%)	1.5%
Energy and commodity analytics	15,047	15,453	15,288	(2.6%)	(1.6%)
Total Performance and Risk Run Rate	$757,866	$646,332	$717,973	17.3%	5.6%
Governance Run Rate	105,870	106,686	105,036	(0.8%)	0.8%
Total Run Rate	$863,736	$753,018	$823,009	14.7%	4.9%
Subscription total	729,479	652,764	705,143	11.8%	3.5%
Asset-based fees total	134,257	100,254	117,866	33.9%	13.9%
Total Run Rate	$863,736	$753,018	$823,009	14.7%	4.9%

Subscription Run Rate by region
% Americas	52%	52%	53%
% non-Americas	48%	48%	47%
Subscription Run Rate by client type
% Asset Management	56%	57%	56%
% Banking & Trading	17%	16%	16%
% Alternative Invt Mgmt	11%	10%	11%
% Asset Owners & Consultants	9%	8%	9%
% Corporate	2%	2%	3%
% Others	5%	7%	5%
New Recurring Sales	$34,612	$26,831	$33,742	29.0%	2.6%
Subscription Cancellations	(14,402)	(19,379)	(30,174)	(25.7%)	(52.3%)
Net New Recurring Subscription Sales	$20,210	$7,452	$3,568	171.2%	466.4%
Non-recurring sales	13,648	11,851	11,819	15.2%	15.5%
Employees	2,049	2,056	2,099	(0.3%)	(2.4%)
% Employees by location
Developed Market Centers	68%	75%	70%
Emerging Market Centers	32%	25%	30%

1 MSCI Inc . (including Measurisk) in March 2011 and December 2010 quarters and for combined legacy MSCI and RiskMetrics results in March 2010.
2 The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The run rate does not include fees associated with “ one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

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Table 11: Supplemental Operating Metrics

	Recurring Subscription Sales & Subscription Cancellations
	2010					2011
	March	June	September	December	CY 2010	March
New Recurring Subscription Sales	$26,831	$33,847	$35,373	$33,742	$129,793	$34,612
Subscription Cancellations	(19,379)	(18,222)	(19,654)	(30,174)	(87,429)	(14,402)
Net New Recurring Subscription Sales	$7,452	$15,625	$15,719	$3,568	$42,364	$20,210

	Aggregate & Core Retention Rates
	2010					2011
	March	June	September	December	CY 2010	March
Aggregate Retention Rate 1
Index and ESG products	94.4%	90.2%	92.4%	89.8%	91.7%	95.0%
Risk management analytics	83.4%	92.0%	87.7%	85.6%	87.5%	94.2%
Portfolio management analytics	88.9%	84.5%	82.2%	63.1%	79.7%	88.6%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.7%	84.9%	76.9%
Total Performance and Risk	88.7%	89.4%	88.3%	82.1%	87.3%	93.0%
Total Governance	84.8%	85.6%	87.1%	80.1%	84.4%	85.0%
Total Aggregate Retention Rate	88.1%	88.8%	88.1%	81.8%	86.8%	91.8%

Core Retention Rate 1
Index and ESG products	95.1%	90.7%	92.6%	90.1%	92.1%	95.2%
Risk management analytics	85.2%	92.5%	90.0%	85.6%	88.6%	94.2%
Portfolio management analytics	90.9%	86.7%	86.0%	64.1%	81.9%	89.9%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.2%	84.7%	76.9%
Total Performance and Risk	90.1%	90.3%	90.1%	82.4%	88.3%	93.4%
Total Governance	84.8%	85.6%	87.1%	80.1%	84.4%	85.0%
Total Core Retention Rate	89.2%	89.5%	89.6%	82.0%	87.7%	92.1%

1The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter. The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction. Aggregate Retention Rates are generally higher during the first three quarters and lower in the fourth quarter. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

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Table 12: ETF Assets Linked to MSCI Indices1

	2010					2011
In Billions	March	June	September	December	CY 2010	March
Quarterly Average AUM in ETFs linked to MSCI Indices	$242.8	$249.6	$263.7	$317.0	$268.3	$337.6
Quarter-End AUM in ETFs linked to MSCI Indices	255.4	236.8	290.7	333.3	333.3	350.1

Sequential Change ($ Growth in Billions)
Appreciation/Depreciation	$7.5	$(30.5)	$39.0	$20.7	$36.7	$10.1
Cash Inflow / Outflow	4.9	11.8	14.9	21.9	53.5	6.7
Total Change	$12.4	$(18.7)	$53.9	$42.6	$90.2	$16.8

1Our ETF assets under management calculation methodology is ETF net asset value (NAV) multiplied by shares outstanding. Source: Bloomberg and MSCI

Table 13: Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended March 31, 2011			Three Months Ended February 28, 2010
	Performance			Performance
	and Risk	Governance	Total	and Risk	Governance	Total
Net Income			$33,521			$27,518
Plus: Provision for income taxes			19,823			16,319
Plus: Other expense (income), net			22,085			3,420
Operating income	$72,646	$2,783	$75,429	$47,257	$-	$47,257
Plus: Non-recurring stock based comp	2,679	134	2,813	2,071	-	2,071
Plus: Transaction costs	-	-	-	2,250	-	2,250
Plus: Depreciation and amortization	3,979	1,131	5,110	3,393	-	3,393
Plus: Amortization of intangible assets	13,342	3,350	16,692	4,278	-	4,278
Plus: Restructuring costs	2,316	2,115	4,431	-	-	-
Adjusted EBITDA	$94,962	$9,513	$104,475	$59,249	$-	$59,249

Table 14: Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income

	Three Months Ended March 31, 2011			First Quarter 2010
	Performance			Performance
	and Risk	Governance	Total	and Risk	Governance	Total
Net Income			$33,521			$28,534
Plus: Provision for income taxes			19,823			15,181
Plus: Other expense (income), net			22,085			17,045
Operating income	$72,646	$2,783	$75,429	$56,533	$4,227	$60,760
Plus: Non-recurring stock based comp	2,679	134	2,813	2,071	-	2,071
Plus: Transaction costs	-	-	-	-	-	-
Plus: Depreciation and amortization	3,979	1,131	5,110	4,476	1,013	5,489
Plus: Amortization of intangible assets	13,342	3,350	16,692	12,830	3,350	16,180
Plus: Restructuring costs	2,316	2,115	4,431	-	-	-
Adjusted EBITDA	$94,962	$9,513	$104,475	$75,910	$8,590	$84,500

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Table 15: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS

	Three Months Ended
	March 31,	February 28,	November 30,
	2011	2010	2010
GAAP - Net income	$33,521	$27,518	$30,266
Plus: Non-recurring stock based comp	2,813	2,071	4,027
Plus: Amortization of intangible assets	16,692	4,278	16,694
Plus: Transaction costs1	-	2,250	-
Plus: Debt repayment and refinancing expenses2	6,404	-	-
Plus: Restructuring costs	$4,431	$-	$1,943
Less: Income tax effect3	(11,275)	(2,581)	(8,610)
Adjusted net income	$52,586	$33,536	$44,320

GAAP - EPS	$0.27	$0.26	$0.25
Plus: Non-recurring stock based comp	0.02	0.02	0.03
Plus: Amortization of intangible assets	0.14	0.04	0.14
Plus: Transaction costs1	0.00	0.02	0.00
Plus: Debt repayment and refinancing expenses2	0.05	0.00	0.00
Plus: Restructuring costs	0.04	0.00	0.02
Less: Income tax effect3	(0.09)	(0.03)	(0.08)
Adjusted EPS	$0.43	$0.31	$0.36

1For the first quarter of 2010, includes $2.2 million in third party transaction expense.
2In the first quarter of 2011, MSCI repaid $88.0 million of its outstanding term loan. At the same time, MSCI repriced the remaining $1.125 million loan. As a result, MSCI recorded $6.1 million of underwriting fees in conjunction with the repricing and $0.3 million of accelerated deferred financing expense related to the $88 million repayment.
3For the purposes of calculating Adjusted EPS, non-recurring stock based compensation, amortization of intangible assets, debt repayment and refinancing expenses, and restructuring costs are assumed to be taxed at the effective tax rate excluding transaction costs. For the first quarter 2011, the rate is 37.2%. For the first quarter 2010, the effective tax rate excluding transaction costs was 36.0%.

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Table 16: Results for the One Month Ended December 31, 2010

One Month Ended
December 31,
In thousands	2010
Revenues
Index and ESG products
Subscriptions	$20,551
Asset-based fees	9,939
Index and ESG products total	30,490
Risk management analytics	19,996
Portfolio management analytics	10,147
Energy and commodity analytics	1,208
Total Performance and Risk revenues	61,841
Total Governance revenues	10,683
Total operating revenues	$72,524
Operating E xpenses
Cost of services
Compensation	$15,014
Non-Recurring Stock Based Comp	339
Total Compensation	15,353
Non-Compensation	5,633
Total cost of services	20,986
Selling, general and administrative
Compensation	11,021
Non-Recurring Stock Based Comp	479
Total Compensation	11,500
Transaction expenses	-
Non-compensation excl. transaction expenses	5,981
Total selling, general and administrative	17,481
Restructuring costs	26
Amortization of intangible assets	5,564
Depreciation and amortization	1,798
Total operating expenses	$45,855
Operating income	26,669
Interest income	(68)
Interest expense	6,054
Other expense (income)	127
Other expense, net	$6,113
Income before income taxes	20,556
Provision for income taxes	6,732
Net income	$13,824
Earnings per basic common share	$0.11
Earnings per diluted common share	$0.11
Weighted average shares outstanding used in computing earnings per share
Basic	119,943
Diluted	121,803

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